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                           ARTICLES OF INCORPORATION
                                      OF
                        FIRST BANCORP OF INDIANA, INC.



                                   ARTICLE I

                                     NAME

     The name of this corporation is First Bancorp of Indiana, Inc.


                                  ARTICLE II

                                    PURPOSE

     The purpose of this corporation is the transaction of any and all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law.


                                  ARTICLE III

                                 CAPITAL STOCK

     SECTION 3.01. AMOUNT. The total number of shares of all classes of stock which this corporation shall have authority to issue is ten million (10,000,000), of which nine million (9,000,000) shall be common stock, par value $.01 per share, and one million (1,000,000) shall be serial preferred stock, par value $.01 per share.

     SECTION 3.02. TERMS OF PREFERRED STOCK. The shares of preferred stock may be issued from time to time in one or more series. The board of directors of this corporation shall have authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, the voting rights, the dividend rate, conversion rights, redemption price and liquidation preference, of any series of shares of preferred stock, to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

     SECTIONS 3.03. TERMS OF COMMON STOCK. The shares of common stock may be issued from time to time. Each share of common stock shall have the same relative rights as and be identical in
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all respects with all the other shares of common stock.  Except as provided in
Section 3.04, every holder of common stock shall have the right, at every stockholders' meeting, to one vote for each share standing in his or her name on the books of the corporation.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors.

     In the event of any liquidation, dissolution or winding up of this corporation, after there shall have been paid to or set aside for the holders of any class having preferences over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts to which they are respectively entitled, the holders of the common stock, and any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of this corporation, to receive the remaining assets of this corporation available for distribution, in cash or in kind.

     SECTION 3.04   LIMITATION ON VOTING RIGHTS.

     1. Notwithstanding any other provision of these Articles, in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board (as hereinafter defined) shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.

     2.   The following definitions shall apply to this Section 3.04 of this
Article III.

          (a) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles.

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          (b) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles; provided,
                                                                      ---------
however, that a person shall, in any event, also be deemed the "beneficial
-------
owner" of any common stock:

               (i) which such person or any of its affiliates beneficially owns, directly or indirectly; or

               (ii) which such person or any of its affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this corporation to effect any transaction which is described in any one or more of subparagraphs
(1)(a) through (h) of Section 5.01 of Article V or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

               (iii) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this corporation; and provided further, however, that (i) no director or officer of this
    --------------------------
corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this corporation or any subsidiary of this corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding common stock shall include shares deemed owned by such person through application of this subsection but shall not include any other common stock which may be issuable by this corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by this corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

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          (c) A "person" shall mean any individual, firm, corporation, or other entity.

          (d) "Whole Board" shall mean the total number of directors which the corporation would have if there were no vacancies on the board of directors.

     3. The board of directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of common stock beneficially owned by any person,
(ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

     4. The board of directors shall have the right to demand that any person who is reasonably believed to beneficially own common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.

     5.   Except as otherwise provided by law or expressly provided in this
Section 3.04, the presence, in person or by proxy, of the holders of record of shares of capital stock of the corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 3.04) entitled to be cast by the holders of shares of capital stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in these Articles to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

     6. Any constructions, applications, or determinations made by the board of directors pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the corporation and its stockholders.

     7. In the event any provision (or portion thereof) of this Section 3.04 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of this corporation and its stockholders that each such remaining provision (or portion thereof) of this Section 3.04 remain, to the fullest extent permitted by law,

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applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

     SECTION 4.01. GENERAL. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a board of directors except as may be otherwise provided by law or these Articles of Incorporation.

     SECTION 4.02. NUMBER AND TERMS. The authorized number of directors shall in no case be fewer than five (5) nor more than fifteen (15). The exact number of directors shall be fixed in or in accordance with the Bylaws. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of the stockholders after their election, the term of office of the second class to expire at the conclusion of the second annual meeting of stockholders after their election, and the term of office of the third class to expire at the conclusion of the third annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the corporation.

     SECTION 4.03. INITIAL DIRECTORS. The names and addresses of the initial board of directors of the corporation are as follows:

     NAME                ADDRESS
     ----                -------

Class 1 Directors (initial term to expire at the conclusion of the first annual
-----------------
meeting of stockholders after their election)

Robert L. Clayton, Sr.        349 West Evergreen Plaza, Santa Claus, IN  47579
James L. Will, Jr.            5751 Choice Cut Ct., Evansville, IN  47720

Class 2 Directors (initial term to expire at the conclusion of the second annual
-----------------
meeting of stockholders after their election)

Herbert V. Dassel             6401 Echo Hill Dr., Evansville, IN  47720
Jerry Ziemer                  1351 E. Chandler Avenue, Evansville, IN  47714

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Class 3 Directors (initial term to expire at the conclusion of the third annual
-----------------
meeting of stockholders after their election)

Frank E. Kern                 1509 McDowell Road, Evansville, IN  47712
Harold Duncan                 6901 Briar Ct., Evansville, IN  47711

     SECTION 4.04. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Any vacancies on the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of directors then in office, although less than a quorum, or by the sole remaining director, or, in the event of the failure of the directors or sole remaining director so to act, by the stockholders at the next election of directors. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. A director elected to fill a vacancy by reason of an increase in the number of directorships shall be elected by a majority vote of the directors then in office, although less than a quorum of the board of directors, to serve until the next election of the class for which such director shall have been chosen. If the number of directors is changed, any increase or decrease shall be apportioned among the three (3) classes so as to make all classes as nearly equal in number as possible. If, consistent with the preceding requirement, the increase or decrease may be allocated to more than one (1) class, the increase or decrease may be allocated to any such class the board of directors selects in its discretion. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     SECTION 4.05. REMOVAL. A director, or the entire board of directors, may be removed only for cause as determined by the affirmative vote of the holders of at least a two-thirds (2/3) majority of the shares then entitled to vote in an election of directors, which vote may only be taken at a meeting of stockholders called expressly for that purpose. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of such director's duty to the corporation, in a matter of substantial importance to the corporation and such conviction or adjudication is no longer subject to direct appeal.

     SECTION 4.06. SPECIAL STOCKHOLDER MEETINGS. Special meetings of the stockholders of the corporation may only be called by the chairman of the board of directors or by the board of directors pursuant to a resolution adopted by a majority of the total number of directors which the corporation would have if there were no vacancies on the board of directors.

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                                   ARTICLE V

                   APPROVAL OF CERTAIN BUSINESS COMBINATIONS

     The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

     SECTION 5.01.  TRANSACTIONS WITH RELATED PERSONS.

     1. Except as otherwise expressly provided in this Article, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

          (a) any merger or consolidation of the corporation with or into a Related Person (as hereinafter defined);

          (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

          (c) any merger or consolidation of a Related Person with or into the corporation or a subsidiary of the corporation;

          (d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the corporation or a subsidiary of the corporation;

          (e) the issuance of any securities of the corporation or a subsidiary of the corporation to a Related Person;

          (f) the acquisition by the corporation or a subsidiary of the corporation of any securities of a Related Person;

          (g) any reclassification of the common stock of the corporation, or any recapitalization involving the common stock of the corporation; and

          (h) any agreement, contract or other arrangement providing for any of the transactions described in this Article.

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     2.   Such affirmative vote shall be required notwithstanding any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

     3. The term "Business Combination" as used in this Article shall mean any transaction which is referred to in any one or more of subparagraphs (1)(a) through (h) above.

     SECTION 5.02. EXCEPTION FOR PRIOR APPROVED TRANSACTIONS. The provisions of Section 5.01 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     SECTION 5.03. DEFINITIONS. For the purposes of this Article the following definitions apply:

     1. The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

     2. The term "Substantial Part" shall mean more than 25% of the total assets of the corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

     3. The term "Continuing Director" shall mean any member of the board of directors of the corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

     4. The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

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                                  ARTICLE VI

                      EVALUATION OF BUSINESS COMBINATIONS

     In addition to any other considerations which the board of directors may lawfully take into account in determining whether to take or to refrain from taking any corporate action on any matter, including making or declining to make any recommendation to the stockholders of the corporation, the board of directors may in its discretion consider both the short-term and long-term best interests of the corporation (including the possibility that these interests may be best served by the continued independence of the corporation), taking into account, and weighing as the directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the corporation and its subsidiaries (including account holders and borrowers of any of the corporation's subsidiaries), the effect upon communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent.

                                  ARTICLE VII

                                INDEMNIFICATION

     SECTION 7.01. GENERAL PROVISIONS. The corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Act or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer or employee of the corporation, or who, while serving as such director, officer or employee of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against expenses (including attorneys' fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interest of the corporation, and in all other cases, was not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     SECTION 7.02. INDEMNIFICATION AUTHORIZED. To the extent that a director, officer or employee of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in
Section 7.01 of this Article, or in the defense of any claim, issue or matter therein, the corporation shall indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Any other

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indemnification under Section 7.01 of this Article (unless ordered by a court)
shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, officer or employee is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (b) if a quorum cannot be obtained under subdivision (a), by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (c) by special legal counsel: (i) selected by the board of directors or its committee in the manner prescribed in subdivision (a) or (b), or (ii) if a quorum of the board of directors cannot be obtained under subdivision (a) and a committee cannot be designated under subdivision (b), selected by a majority vote of the full board of directors (in which selection directors who are parties may participate); or
(d) by stockholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) to select counsel.

     SECTION 7.03. DEFINITION OF GOOD FAITH. For purposes of any determination under Section 7.01 of this Article, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 7.01 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the corporation or other enterprise whom he reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (c) a committee of the board of directors of the corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 7.03 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 7.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Section 7.01 of this Article.

     SECTION 7.04. ADVANCEMENT OF EXPENSES. Expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 7.02 of this Article, upon receipt of a written affirmation of the director, officer or employee's good faith belief that he has met the standard of conduct described in Section 7.01 of this Article and upon receipt of a written undertaking on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he did not meet

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the standard of conduct set forth in this Article, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

     SECTION 7.05. NON-EXCLUSIVITY. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under these Articles of Incorporation, the corporation's Bylaws, any resolution of the board of directors or stockholders, any other authorization, whenever adopted, after notice, by a majority vote of all voting stock then outstanding, or any contract, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 7.06. VESTMENT OF RIGHTS. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 7.01 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these provisions. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article. To the extent such prior acts or omissions cannot be deemed to be covered by this Article, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     SECTION 7.07. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify the individual against the same liability under this Article.

     SECTION 7.08.  OTHER DEFINITIONS.

     For purposes of this Article, serving an employee benefit plan at the request of the corporation shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding.

                                       11
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     For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the corporation; and when used with respect to an individual other than a director, shall mean the office in the corporation held by the officer or the employment or agency relationship undertaking by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, except as set forth in Section 1 of this Article.

     SECTION 7.09. BUSINESS EXPENSES. Any payments made to any indemnified party under this Article under any other right of indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.

                                 ARTICLE VIII

                               REGISTERED AGENT

     The address of this corporation's principal office in the State of Indiana is 2200 West Franklin Street, Evansville, Indiana 47712. The name of its registered agent at such address is Harold Duncan.

                                  ARTICLE IX

                       CONDUCT OF AFFAIRS OF CORPORATION

     SECTION 9.01. CONTROL SHARE ACQUISITIONS CHAPTER OF THE INDIANA BUSINESS CORPORATIONS LAW. The provisions of the Control Share Acquisitions Chapter of the Indiana Business Corporations Law, codified at Indiana Code (S)23-1-42, as amended from time to time, shall not apply to Control Share Acquisitions of shares of the corporation.

     SECTION 9.02. BUSINESS COMBINATIONS CHAPTER OF THE INDIANA BUSINESS CORPORATIONS LAW. The corporation elects not to be subject to or be governed by the provisions of the Business Combinations Chapter of the Indiana Business Corporations Law, codified at Indiana Code (S)23-1-43, as amended from time to time.

                                   ARTICLE X

               AMENDMENT AND REPEAL OF ARTICLES OF INCORPORATION

     This corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute. Notwithstanding the foregoing, (i) the approval of at least a two-thirds (2/3) majority of the directors then in office (or such greater proportion of directors and stockholders as may otherwise be required

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pursuant to any specific provision of these Articles of Incorporation) shall be required to amend, alter, repeal or change any provision of these Articles of Incorporation and (ii) the provisions set forth in Section 3.04 of Article III, Sections 4.02, 4.05 and 4.06 of Article IV, and in Articles V, VI, VII, IX and this Article X may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                  ARTICLE XI

                        AMENDMENT AND REPEAL OF BYLAWS

     Bylaws may be adopted, amended or repealed by a resolution adopted by a two-thirds (2/3) majority of the directors then in office.

                                  ARTICLE XII

                                 INCORPORATOR

     The name and address of the incorporator of the corporation is as follows:

          Harold Duncan
          2200 West Franklin Street
          Evansville, Indiana  47712

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     IN WITNESS WHEREOF, the undersigned, being the incorporator named above, executes these Articles of Incorporation and affirms under penalties of perjury that the statements contained herein are true, this 19th day of November, 1998.

                              /s/ Harold Duncan
                              ---------------------------
                              Harold Duncan, Incorporator

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